Exhibit 32.1



              CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
      18 U.S.C. SECTION 1350 AND EXCHANGE ACT RULES 13a-14(b) AND 15d-14(b)
                 (Section 906 Of The Sarbanes-Oxley Act Of 2002)

     In connection with the Quarterly Report on Form 10-QSB of The Saint James Company. (the "Company") for the three-month interim period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruce Anthony Cosgrove, President & Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge

          (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.

Date:  February 12, 2008          By:    /s/ Bruce Anthony Cosgrove
                                        -------------------------------------
                                            Bruce Anthony Cosgrove
                                        -------------------------------------

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.